$600,000.00 US

                                 PROMISSORY NOTE

Charleston, South Carolina July 26, 1996

     FOR VALUE RECEIVED, TRICO ENVIROMETRICS, INC., a South Carolina corporation (the 'debtor"), unconditionally promises to pay to the order of ENVIROMETRICS, INC., a South Carolina corporation (the "Note holder") without offset or deduction, at its office at 9229 University Boulevard, Charleston, South Carolina (29406), or, at such other place as the holder of this Note may designate, in lawful money of the United States of America, the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000,00 US), or so much as may be advanced hereunder and unpaid, together with interest on the unpaid principal balance of such sum from the date hereof at the rate and on the terms hereinafter provided in this Promissory Note (this "Note").

     The Debtor authorizes the Note holder to maintain in its customary manner a computer generated schedule of the amount of all disbursements of principal and all payments of principal and interest. In the absence of manifest error, the endorsements on the schedule shall be presumptive evidence of the outstanding balance of this Note; provided, however, the failure to maintain the schedule shall not limit or affect the obligation of the Debtor on this Note.

     Principal. The principal balance shall be paid in 66 monthly installments.

     Interest. Interest on the unpaid principal balance hereof shall accrue monthly and be payable monthly on the 15th day of each month. The rate of interest shall accrue monthly on the unpaid principal balance of this Note shall be equal to 7.0 %. Such interest shall be compounded monthly and paid for the actual number of months elapsed.

     Adjusted to Principal Amount, The Debtor and the initial Note holder acknowledge and agree that the face principal amount of this Note is their best estimate of the net amount owed by the Debtor to the initial Note holder on the date of this Note. The Debtor and the initial Note holder agree that within thirty days after the date of this Note, they will use their best efforts to determine the actual amount owed by the Debtor to the initial Note holder on the date of this Note and to agree on such amount. Upon the agreement of the Debtor and initial Note holder or, if required, determination by an arbitrator, as to the correct amount, the principal amount outstanding under the Note shall be debited or credited as appropriate, effective as of the date of this Note.

     No Other Advances. The Debtor understands and agrees that the Note holder is under no obligation to make any advances not specifically referenced herein.

     Security.  This Note is secured by a Stock Pledge Agreement  between Andrew
C. Gillette and the Note holder and a Security Agreement between the Debtor and the Note holder, both dated as of the date hereof, reference to which is hereby made for a description of the collateral provided for thereunder and the rights of the parties thereto with respect to such collateral. This Note is also secured by an Unconditional Guaranty Agreement of Andrew C. Gillette and Deborah
B. Gillette in favor of the Note holder, dated as of the date hereof Together, the Stock Pledge Agreement, the Security Agreement and the Unconditional Guaranty Agreement are hereinafter referred to as the "Security Documents".

     Default and Acceleration. The happening of any one of the following events shall constitute a default under this Note: (1) the failure of the Debtor, or any endorser or any guarantor "Party") to make within ten (10) days of the date due, any installment or other payment described herein, whether of principal, interest, late charges or otherwise; (2) the failure of any Party to observe or perform any covenant, condition or undertaking contained herein, subject to any applicable notice and cure periods; (3) the occurrence of any uncured default or event of default under this Note or any of the Security Documents; (4) the suspension of payment by a Party of its obligations, or an admission by a Party in writing of its inability to pay its debts generally as they become due; (5) the making of an assignment by a Party for the benefit of creditors or a trustee or receiver of the Party; (6) the commencement, whether voluntarily or involuntarily, or any proceeding involving a Party under any bankruptcy, reorganization, insolvency, readjustment of debt, marshaling of assets and liabilities, dissolution or liquidation law or statute of the United States or of any state; (7) the sale or transfer of all or substantially all of a Party's assets or the merger or consolidation of a Party with any other entity; (8) the failure of Andrew C. Gillette to hold all of the issued and outstanding stock of Debtor, (9) the payment, without the Note holder written consent, to Andrew C. Gillette, of annual compensation, in aggregate in excess of $120,000, or to Andrew C. Gillette, combined with any of his family members or other affiliates, of annual compensation, in aggregate in excess of $200,000 (10) the payment by the Debtor, without the Note holder written consent, of any dividend.

     Upon the happening of any such default, the Note holder obligation to make advances shall automatically terminate, the rate of interest on the unpaid balance hereof shall be increased to the announced prime rate of BB&T plus three percent, and this Note shall, at the sole option of the Note holder, become immediately due and payable without further notice to or demand on any Party. Thereupon, the Note holder shall have the right, immediately and without notice to any Party or further action by it, to set-off against this Note all obligations for money or money's worth owed by the Note holder in any capacity to any Party, whether or not due and to exercise all rights and remedies granted under this Note, the Security Documents, or applicable law.

     Right of Anticipation. The Debtor reserves the right to anticipate payment hereof in whole or in part, at any time or times, without penalty.

     Covenants and Conditions. In the event the Debtor fails to fully pay any installment of principal or interest or otherwise fails to make any payment due under this Note within ten (10) days of its due date, the Debtor agrees to pay the Note holder a late charge of five percent (5%) of such payment.

     The Parties, individually and collectively hereby: waive presentment, demand, protest and notice of dishonor; waive the benefit of all homestead and similar exemptions as to this Note; proceed against any other Party or person or any property securing this Note and agree that their liability hereunder shall not be affected or impaired by the release or discharge of any other Party from liability hereunder, the release or discharge of any collateral securing this Note or by any failure, neglect or omission of the Note holder to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by the Note holder to secure this Note is invalid or unperfected; subordinate any and all rights against the Debtor to the payment of this Note, whether by subrogation, agreement or otherwise, until this
Note is paid in full; agree to pay all reasonable costs and expenses incurred by the Note holder in connection with the enforcement of this Note, and the collection of the indebtedness evidence hereby, and the collection of any judgment rendered hereon, and/or the preservation or disposition of any property or collateral securing the payment hereof, and/or the defense of any claim arising out of, or in any way related to, this Note or either of the Security Documents or any other instrument securing this Note or related to the making of the obligations evidenced hereby, including, without limitation, reasonable attorney's fees if this Note is placed in the hands of an attorney for collection, or if the Note holder finds it necessary to secure the services or advice of an attorney with regard to collection hereof or the preservation or disposition of any property or collateral securing this Note,

     Any failure by the Note holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any time.

     Miscellaneous Provisions. The term "Note holder" used herein shall include any future holder of this Note. This Note shall be governed by and construed in accordance with the laws of South Carolina. Whenever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note shall apply to and bind each Party's heirs, personal representatives, successors and assigns and shall inure to the benefit of the Note holder, successors and assigns.

     Substituted Service of Process. Should the Debtor ever fail to maintain a registered agent in the state of South Carolina the Debtor hereby appoints the clerk of the South Carolina Corporation Commission as its agent for the acceptance of substituted service of process upon it, and it is understood and agreed that each Party hereby subjects itself to the in personam jurisdiction of any duly constituted federal or state court located in Charleston, South Carolina, wherein any action may be brought by the holder of this Note for the enforcement thereof.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, in its name and behalf by its duly authorized officer as of the day, month and year first above written.

TRICO ENVIROMETRICS. INC.

By:

Seen and Agreed:
Andrew C. Gillette, Guarantor